EXHIBIT 23.1




           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this S-3 registration statement of our report dated January 29, 1999 included in CYTOGEN Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                                       ARTHUR ANDERSEN LLP


Philadelphia, PA
      July 19, 1999